EXHIBIT 99.1

DISTRIBUTION REPORT

FOR

PreferredPLUS TRUST SERIES QWS-1

DISTRIBUTION DATE

August 15, 2013

CUSIP NUMBER 740434873

(i)	the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 7.75% Qwest Capital Funding, Inc. Notes due 2031 (the “Underlying Securities”):

Interest:	$1,550,000.00
Principal:	0.00
Premium:	0.00

(ii)	the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

Paid by the Trust:	$0.00
Paid by the Depositor:	$0.00

(iii)	the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Interest:	$1,550,000.00
Principal:	$0.00
Unpaid Interest Accrued:	$0.00

(iv)	the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates and the Underlying Securities.1

Principal Amount:	$40,000,000
Interest Rate:	7.75%
Rating of Certificates:
Moody’s Investor Service	Ba1
Standard & Poor’s Rating Service	BB

Rating of Underlying Securities:
Moody’s Investor Service	Ba1
Standard & Poor’s Rating Service	BB

[1]	The rating assigned to the Underlying Securities has changed since the last Distribution Report for PreferredPlus Trust Series QWS-1.

(v)	the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

($25 Stated Amount)
Initial Principal Balance:	$40,000,000
Reduction:	(0)
Principal Balance 08/15/13:	$40,000,000